                                                                    Exhibit 99.1

Slide 1:
--------

[The slide depicts a picture of a man's face within a circle with the words "NASDAQ: EPRE" next to it. The above circle is connected by a line to a circle below it containing a picture of a person sitting in front of a laptop computer. The words "February 2002" are to the right of this circle. The prior circle is connected by a line to another circle containing a picture of a woman with the words "Unleashing Directory-Powered BusinessSM" to the right of this circle which is connected by a line to the word "ePresence".]

Slide 2:  Safe Harbor Statement
-------------------------------

 Any statement made in this presentation that is not a statement of historical fact is a forward-looking statement and is subject to differ materially from actual results based on various important factors, including, without limitation, the current economic slowdown, the impact of ongoing governmental initiatives to stimulate the economy, the uncertainty of current global political conditions, the impact of the Company's strategic initiatives to grow its business while reducing costs, market acceptance of the ePresence name and the identification of the name with the Company's business, the Company's ability to enter and manage strategic alliances, the success of its alliance with Microsoft, difficulties faced in international operations, the Company's ability to leverage available resources to acquire complementary businesses, the Company's ability to integrate and assimilate acquisitions, increased competition, acceptance of the Company's solutions in the marketplace, the success of the Company's sales and marketing efforts, the Company's ability to attract and retain qualified personnel, the success of the Company's stock repurchase program and volatility of securities markets including fluctuations in the value of Switchboard Incorporated securities held by ePresence. For further information on these and other risks, uncertainties, and factors, please review the Company's Form 10-K for 2000, filed with the SEC on April 2, 2001 and Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, filed with the SEC on May 15, 2001, August 14, 2001 and November 14, 2001, respectively. The forward-looking statements made in this presentation relate only to events as of the date on which the statements are made and the Company undertakes no obligation to update these forward-looking statements.

Slide 3: Investment Highlights
------------------------------

o    Consulting and Systems Integration with unique market position
o    High ROI based solutions
o    Fortune 1000 client base
o    Industry leading partners
o    $62 million in cash and $43 million in Switchboard securities with no debt

Slide 4:  Our Business
----------------------

"ePresence delivers directory-based solutions that increase revenues, improve customer service, enhance security and reduce costs for our clients."

Slide 5: Directories: Keystone of the IT Infrastructure
-------------------------------------------------------

"As corporate networks and the Internet become the lifeblood of the enterprise, directory services are emerging as the keystone of the IT infrastructure that companies need to support and manage business growth."

Stylized logo name "IDC"
Analyze the future
International Data Corporation

Slide 6:  Company Profile
-------------------------

o Focused on delivering high ROI solutions that enable clients to develop secure online relationships with their customers, partners, suppliers and employees
o Expertise in the design and implementation of directory-based IT infrastructures and the design, development and integration of applications and enterprise portals
o    Fortune 1000 client base
o    Industry leading partners complemented by direct sales force
o    250 professionals
o    "Fastcycle(sm)" Methodology
o    Major Delivery Locations

             o  Boston        o  Dallas        o  Washington DC     o   New York
             o  New Jersey    o  Los Angeles   o  San Francisco     o   Ottowa


Slide 7:  Select Clients
------------------------

This slide depicts the stylized logo names of the following:

Financial Services                          Pharmaceuticals
------------------                          ---------------

Brown Brothers Harriman                     Blue Cross & Blue Shield
Cohen & Steers Capital Management           Forest Laboratories, Inc.
Fiduciary Trust International               Immunex
Merrill Lynch                               Janssen Pharmaceutica & Research Foundation
Morgan Stanley                              Johnson & Johnson
Royal Bank of Canada                        Millenium Pharmaceuticals
State Compensation Insurance Fund           Ortho McNeil Pharmaceutical, Inc.
Solomon Smith Barney                        Pfizer
The Hartford Financial Services             Saint Barnabas Health Care System
TD Bank Financial Group                     Sanofi-Synthelabo
Valley National Bank

Slide 8: Select Clients
-----------------------

This slide depicts the stylized logo names of the following:

Telecommunications                               Commercial
------------------                               ----------
AT&T                                             ADP
Avaya Communication                              Canadian Department of National Defense
Cingular Wireless                                ChevronTexaco
GTE - People Moving Ideas(sm)                    Coca-Cola
Lucent Technologies - Bell Labs Innovations      General Electric
Sprint                                           Massachusetts Department of Youth Services
Verizon                                          Rhode Island Judicial Systems & Sciences
                                                 Sodexho
                                                 State of Michigan Unemployment Agency
                                                 Stop & Shop
                                                 The Turner Corporation
                                                 Underwriters Laboratory
                                                 United States Agency for International Development
                                                 Viacom


Slide 9:  World Class Partnerships
----------------------------------

This slide depicts the stylized logo names of the following:

Access360
Business Layers - The eProvisioning Company
IBM
InfoImage
iPlanet - e-commerce solutions
Microsoft
Netegrity - securely managing e-business
Stellent
Sun Microsystems
The Burton Group
Vignette

Slide 10: Directories: The Key Enabler
--------------------------------------

[The graphic depicts a box with five human figures in it with the heading "Employees, Customers and Business Partners" followed by the words "Reliable, convenient access to applications and data" over it on the left side of the slide. The box is linked by a double arrow on the right to a circle with the words "Directory Services" and a cylinder containing the words "Identity" "Access" "Security" and "Preferences" in a vertical list. The circle is linked by a double arrow on the right to the words "ERP" "Intranet" "eCommerce" "Help Desk" "Portal" "CRM" "Email" and "HR" contained within individual ovals with the heading "Applications and Data" followed by the words "Accurate, up-to-date user and security information under the heading. Underneath the individual ovals are three cylinders. The circle is linked by a double arrow on the bottom to a box containing one human figure and a picture of a label with the following text "User Name" "Employee #" "Division" "Department" "Password". Above this box is the heading "Provisioning" followed by the words "Administrators and Managers" and "Secure, cost-effective, scalable, flexible". At the bottom of the slide is the following sentence "Directory-powered solutions protect corporate assets and enable personal and secure online relationships quotes across the enterprise and with customers and business partners."]

Slide 11: Our Solution Focus
----------------------------

[The graphic depicts four concentric circles in the center of the slide. The innermost circle contains the words "Directory/Security Platform". The second circle has the words "Identity Management" "Access Management" and "Provisioning" wrapped around the first circle. The third circle has the words "Customer Portal" "Partner Portal" and "Employee Portal" wrapped around the second circle. The outermost circle has the words "Operations Management" at the top and bottom of the circle wrapped around the third circle.]

Slide 12: Business Impact
-------------------------

[A circle containing the words Directory/Security Platform is located at the center of the slide surrounded by five circles. In the first circle are the words "Construction company improves reliability and lowers costs of systems on hundreds of job sites." Moving clockwise, in the second circle is the sentence "Petroleum company provides 31,000 employees and suppliers with immediate access to digital resources". Continuing clockwise, in the third circle is the sentence "Personalization allows wireless giant to increase participation in development partner program by 400%". The fourth circle contains the sentence "Financial services company increases revenue by providing personalized services to high net worth customers." The fifth and final circle contains the sentence "Major insurance firm slashes costs and tightens security with enterprise directory for 25,000 employees and 300,000 agents."]

Slide 13:  Market Opportunity
-----------------------------
2001 Directory Software Market
(*estimated $320 million with 44% CAGR)

[Pie Graph]

Company                                     Percentage
-------                                     ----------

Novell NDS/eDirectory                       45%
iPlanet Directory                           32%
Other:                                      17%
 Siemens
 Oracle
 IBM
 Critical Path
 BT Syntegra
Microsoft AD                                 6%

Source: Giga Information Group 2001


*Source: Radicati Group 2001

Slide 14:  Accelerating Adoption
--------------------------------
Directory Service Implementations
---------------------------------

[Line Graph]
                                         Approximate
 Adoption Rates and                  Corporate Adoption
Emergent Applications               (Planned & Deployed) %              Year
---------------------               ----------------------              ----

E-Mail Sync                                 5%                          1998
White Pages                                 6%                          1998
PKI                                         8%                          1998
Web SSO                                     10%                         1999
Client Management                           12%                         1999
E-Provisioning                              22%                         2000
Roaming Users                               62%                         2002
Policy-Based Networking                     82%                         2003


Slide 15: Market Opportunity - Our Segments
-------------------------------------------

o Giga: "The directory services market has entered a period of rapid adoption, which should continue through 2003. While only 15% of enterprises had deployed or were in the process of deploying a corporate directory service at the end of 1999, about 50% count themselves in this segment today. By the end of 2003, over 60% will have deployed a corporate directory service and an additional 30% will be in the process of doing so."

o IDC: "A recent study indicates that the typical large enterprise will almost double its provisioning volume annually through 2003 to an average of 1 million seats per enterprise. Assuming 50% of Fortune 500 companies deploy year one estimates of 200,000 seats at a conservative $20 per seat, provisioning offers a potential $1 billion industry."

o        PwC: "The enterprise portal market may grow to more than $100B by 2003.
         By 2005, more than 75% of global corporations will adopt enterprise portal solutions."

Slide 16: What the Experts Say
------------------------------

[In the top left corner of the slide is the heading "IDC" over the words "Analyze the Future" with a box containing the following quote underneath it "Best positioned emerging services firm to gain market share." In the top right corner of the slide is the stylized logo name "Aberdeen Group" with a box containing the following quotes underneath it "ePresence is so much more than just being directory experts, you have a wealth of consulting experience." and "ePresence will continue to grow and succeed in the increasingly important area of directory-centric e-business personalization." In the center of the slide is a box containing the following quote "We are really impressed with what ePresence is doing. The infrastructure component of e-services that you can obviously provide is so important, coupling this with personalization is exactly what customers are looking for today."

To the right of this box is the stylized logo name "Giga" over the words "Giga Information Group" "Technology advice." "Business results." In the bottom left corner of the slide is the stylized logo name "Radicati Group, Inc." over the words "A consulting and Market Research Firm". Under the logo is a box containing the quote "ePresence has over 15 years of experience with large network and infrastructure deployment, and ePresence's expertise in infrastructure planning and deployment is second to none." In the bottom right corner of the slide is the stylized logo name "Gartner" with the words "insight for the connected world" over a box containing the quote "ePresence has the most directory services experience in the market. Nobody else can make that claim you have the capabilities to succeed."]

Slide 17:  Our Priorities
-------------------------

o Leverage our leadership position in directory-based solutions and our sales and marketing organization to accelerate revenue growth
o        Enhance our solution delivery capability
o        Expand and leverage our industry leading partnerships
o        Utilize substantial asset base to pursue strategic opportunities
o        Build a predictable and profitable business

Slide 18: Operating Highlights
------------------------------

                                            Q4 `01               2001
                                            ------              ------

Revenues                                    $11.9M              $15.7M
Growth Yr/Yr                                 (32%)               (16%)

Gross Margin %                                35%                 31%

Cash Earnings                               $(1.6)M (1)         $(8.3)M (1)
Cash Earnings Per Share                     $(0.07)             $(0.36)

  Billable Rate/Hour - 2001                 $157                $150
  Billable Rate/Hour - 2000                 $145                $137

Utilization                                   67%                 62%

Annualized Revenue/Billable EE              $230                $223

Cash and Marketable Securities              $62.1M (2)          $62.1M (2)
Switchboard Securities                      $43.6M (3)          $43.6M (3)

(1) Excludes non-recurring items
(2) Excludes Switchboard securities (Nasdaq: SWBD)
(3) Reflects the Company's 54% interest in Switchboard Incorporated. Market value of the holdings was $43.6 million as of 2/4/02.

Slide 19
--------

[The slide depicts a picture of a man's face within a circle with the words "Unleashing Directory-Powered Business SM" next to it. The above circle is connected by a line to another circle containing a picture of a person sitting in front of a laptop computer which is connected by a line to another circle containing a picture of a woman with the words "Thank you" to the right of this circle which is connected by a line to the word "ePresence".]